STOCK PURCHASE AGREEMENT
                                 BY AND BETWEEN
                             SOFTNET SYSTEMS, INC.,
                                       AND
                                  MEDIACOM LLC



                                      dated

                                November 4, 1999

                            STOCK PURCHASE AGREEMENT



                  THIS STOCK PURCHASE AGREEMENT is made as of November 4, 1999, by and between SOFTNET SYSTEMS, INC., a Delaware corporation (the "Company"), and MEDIACOM LLC, a New York limited liability company ("Mediacom").

                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to issue to Mediacom, and Mediacom wishes to purchase from the Company, the Common Shares on the terms and subject to the conditions set forth herein; and

                  WHEREAS, the Common Shares are being issued in order to induce Mediacom to enter into an affiliate agreement pursuant to which, subject to the terms and provisions contained therein, Mediacom will agree to use the Company's subsidiary, ISP Channel, Inc., as the exclusive provider of Internet access to customers passed by Mediacom's cable infrastructure (the "Affiliate Agreement"); and

                  WHEREAS, the Company has made a good faith determination that the Common Shares to be issued hereunder represent the fair market value of securing Mediacom's obligations under the Affiliate Agreement; and

                  WHEREAS, concurrently with this Agreement, the parties shall execute that certain Registration Rights Agreement dated as of the same date as this Agreement, by and among the Company and Mediacom, the form of which is attached hereto as Exhibit A (the "Registration Rights Agreement").

                  NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.       Definitions.

1.1 "Additional Shares" means shares of Common Stock issued pursuant to Section 2.2.

1.2 "Alternate Cash Consideration" means the difference between "*Filed separately with the Commission*" and the product of (a) the sum of (i) the First Shares plus (ii) the Second Shares, multiplied by (b) the average closing price of the Common Stock for the twenty trading days prior to the trading day immediately preceding the Third Closing Date, as reported by the principal exchange or automated quotation system upon which the Common Stock is then traded.

1.3 "Ancillary Agreements" means the Affiliate Agreement, the Stockholder Agreement and the Registration Rights Agreement.

1.4 "Committed Home Passed" has the same meaning as set forth in the Affiliate Agreement.

1.5  "Common Shares" means the Initial Shares and the Additional Shares.

1.6 "Common Stock" means the common stock, par value $0.01 per share, of the Company.


1.7 "Default Shares" means "*Filed separately with the Commission*" shares of Common Stock.

1.8  "First Closing" has the meaning set forth in Section 7.1

1.9  "First Closing Date" has the meaning set forth in Section 7.1.

1.10 "First Shares" means that number of shares of Common Stock derived by dividing $15,000,000 by the closing price of the Common Stock on the trading day prior to the date hereof, as reported by the principal exchange or automated quotation system upon which the Common Stock is then traded, rounding down, and subtracting one (1).

1.11 "Fully Diluted Common Stock" means, at any given time, the sum of (a) the number of shares of Common Stock that are outstanding, and (b) the number of shares of Common Stock that are issuable upon exercise, conversion or exchange of all outstanding options, warrants and other securities and obligations of the Company.

1.12 "HSR Approval" means the earlier of (a) the termination or expiration of the waiting period for filings made under the Hart-Scott-Rodino Antitrust Improvement Act 1976, as amended (the "HSR Act"), or (b) approval by the Federal Trade Commission and the Department of Justice pursuant to the HSR Act of the transactions contemplated hereby.

1.13 "Initial Shares" means the First Shares,  the Second Shares and, subject to
Section 6.6, the Third Shares, which shall equal (a) 3.5 million shares of Common Stock in the aggregate or (b) in the event the Company does not obtain Stockholder Approval as required by Section 6.5, the sum of the First Shares and the Second Shares, all as subject to adjustment for Default Shares.

1.14 "ISP Channel Services" has the same meaning as the term "Services" in the Affiliate Agreement.

1.15 "Material Adverse Effect" means a material adverse effect on the business, operations, properties, assets, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

1.16 "Preferred Share" has the meaning set forth in the Stockholder Agreement.

1.17 "Second Closing" has the meaning set forth in Section 7.2.

1.18 "Second Closing Date" has the meaning set forth in Section 7.2.

1.19 "Second Shares" means that number of shares of Common Stock which on the Second Closing Date will be equal to the maximum number of shares of Common Stock which the Company is permitted to issue to Mediacom without seeking Stockholder Approval under the then current rules of the NASDAQ Stock Market.

1.20 "Stockholder Agreement" means that certain Stockholder Agreement by and between the Company and Mediacom dated the same date as this Agreement, a copy of which is attached hereto as Exhibit B.

1.21 "Stockholder Approval" has the meaning set forth in Section 6.5.

1.22 "Subsidiary" means any corporation, limited liability company or other entity of which the Company or Mediacom, as applicable, directly or indirectly, controls or which the Company or Mediacom, as applicable, owns, directly or indirectly, more than 50% of the capital stock or other voting and/or equity interests.

1.23 "Third Closing" has the meaning set forth in Section 7.3.

1.24 "Third Closing Date" has the meaning set forth in Section 7.3.

1.25 "Third Shares" means that number of shares of Common Stock equal to the difference between 3.5 million and the sum of (a) the First Shares, (b) the Second Shares and (c) any Default Shares payable to the Company as of the Third Closing Date.

1.26  "Unrestricted  Shares"  has  the  meaning  set  forth  in the  Stockholder
Agreement.

1.27 "Year 2000 Issue" means the failure of computer software, hardware and firmware systems and equipment containing embedded computer ships to properly receive, transmit, process, manipulate, store, retrieve, re-transmit or in any other way utilize data and information due to the occurrence of the year 2000 or the inclusion of dates on or after January 1, 2000.

2. Issuance of Common Shares. Subject to the terms and conditions set forth in this Agreement, the Company agrees to issue to Mediacom the Common Shares as follows:

2.1      Initial Shares.

     (a) First Shares. The Company shall issue to Mediacom the First Shares on the First Closing Date.

     (b) Second Shares. The Company shall issue to Mediacom the Second Shares on the Second Closing Date.

     (c) Third  Shares.  In the event  Stockholder  Approval is  required  under
Section 6.5, the Company shall issue to Mediacom the Third Shares, or subject to
Section 6.6, the Alternate Cash Consideration, on the Third Closing Date.

2.2 Additional Shares. For each Committed Home Passed in excess of 900,000 that Mediacom makes available for ISP Channel Services, the Company shall issue to Mediacom additional shares of Common Stock equal to the greater of (i) "*Filed separately with the Commission*" divided by the per share closing price of the Common Stock on the trading day prior to the date such shares are issued, as reported by the principal exchange or automated quotation system upon which the Common Stock is then traded and (ii) the lesser of (x) the quotient derived from dividing (A) "*Filed separately with the Commission*" multiplied by the per share closing price of the Common Stock on the trading day prior to the date such shares are issued, as reported by the principal exchange or automated quotation system upon which the Common Stock is then traded by (B) 900,000 and
(y) "*Filed separately with the Commission*" shares; provided, that the Company shall not be obligated to accept more than 3,000,000 Committed Homes Passed for ISP Channel Services without prior approval by the Board of Directors of the Company; provided, further, that in no event shall Mediacom acquire more than 35% of the Fully Diluted Common Stock without prior approval by the Board of Directors of the Company.

(a) Procedure. For each delivery of such excess Committed Homes Passed, Mediacom shall deliver to the Company a certificate signed by an authorized officer of Mediacom certifying that (i) Mediacom has delivered such excess Committed Homes Passed, and (ii) the Affiliate Agreement has been amended to reflect the delivery of such excess Committed Homes Passed. The Company shall issue to Mediacom such Additional Shares within 30 days of receipt of such certificate.

(b) Adjustment for Subdivisions and Combinations. In the event at any time the Company shall, by subdivision, stock split, reverse stock split, dividend, combination or reclassification of any shares of its capital stock or otherwise change any of the shares of Common Stock into the same or different number of securities of any class or classes. The specific share numbers set forth herein and in the Ancillary Agreements shall be proportionately adjusted to reflect such change. An adjustment made pursuant to this Section 2.2(b) shall become effective immediately after the effective date of such subdivision or combination.

2.3 Shares to be Subject to Transfer Restrictions. The Common Shares shall be subject to transfer restrictions and other conditions as set forth in the Stockholder Agreement.

3. Execution of Ancillary Agreements. In consideration for the issuance of the Common Shares, Mediacom shall enter into the Ancillary Agreements and use ISP Channel, Inc. as the exclusive provider of Internet access passed by Mediacom's cable infrastructure according to the terms of the Affiliate Agreement.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to Mediacom as follows, except as set forth on a Schedule of Exceptions (the "Schedule of Exceptions") furnished to Mediacom attached hereto as Schedule A, which exceptions shall be deemed to be representations and warranties as if made hereunder:

4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation and is in good standing in each of the jurisdictions in which the properties owned, leased or operated by the Company or the nature of the business conducted by the Company makes such qualification necessary and where the failure to so qualify (individually or in the aggregate) would have a Material Adverse Effect.

4.2 Subsidiaries. The Schedule of Exceptions sets forth each Subsidiary of the Company. Except as set forth in the Schedule of Exceptions, the Company does not own any capital stock in any other corporation or similar business entity nor is the Company a partner in any partnership or joint venture. The Schedule of Exceptions describes the state or other jurisdiction of incorporation or organization and the percentage ownership interest owned by the Company of each Subsidiary. Each Subsidiary is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its state or other jurisdiction of incorporation or organization. Each Subsidiary has all requisite power (corporate or otherwise) to carry on its business as it is now being conducted and is duly qualified to do business as a foreign corporation or limited liability company and is in good standing in the jurisdictions in which the properties owned, leased or operated by such Subsidiary or the nature of the business conducted by such Subsidiary makes such qualification necessary and where the failure to so qualify (individually or in the aggregate) would have a Material Adverse Effect.

4.3 Authorization, Validity and Enforceability. The Company has full power, authority and legal capacity to execute and deliver this Agreement and each of the Ancillary Agreements, and subject to the HSR Approval, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, including without limitation the issuance of the Common Shares hereunder and the issuance of the Preferred Share pursuant to the Stockholder Agreement. This Agreement and each of the Ancillary Agreements have been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, and (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

4.4 No Conflicts. Subject to the HSR Approval, the execution and delivery by the Company of this Agreement and each of the Ancillary Agreements and the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer and sale of the Common Shares hereunder and the issuance of the Preferred Share pursuant to the Stockholder Agreement), do not and will not conflict with or violate the Certificate of Incorporation or By-laws of the Company and do not and will not conflict with, result in any breach or violation of, constitute a default under (or an event which with the giving of notice or the lapse of time or both would constitute a default under), give rise to any right of termination or acceleration of any right or obligation of the Company under, or result in the creation of any lien or encumbrance upon any assets or properties of the Company by reason of the terms of, (a) any material contract to which the Company or by or to which the Company or its assets or properties may be bound or subject, or (b) any order, writ, judgment, injunction, award, decree, law, statute, ordinance, rule or regulation applicable to the Company.

4.5 Third-Party Consents and Approvals. Except for the Stockholder Approval and the HSR Approval, no consent, approval, authorization, license or order of, registration, qualification, designation, declaration or filing with, or notice to, any governmental entity or any other person is necessary to be obtained, made or given by the Company in connection with the execution and delivery of this Agreement, the performance by the Company of its obligations hereunder, and the consummation of the transactions contemplated hereby.

4.6 Title to Securities. The Common Shares, when issued and delivered in accordance with the terms of this Agreement for the consideration expressed herein, and the Preferred Share, when issued and delivered in accordance with the terms of the Stockholder Agreement, will be duly and validly issued, fully paid and nonassessable. The issuance, sale and delivery of the Common Shares is not subject to any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person.

4.7      Capitalization and Voting Rights.

     (a) The authorized capital of the Company consists of:

          (i) Preferred Stock. 4,000,000 shares of Preferred Stock, par value $.10 per share (the "Preferred Stock"), of which no shares were issued and outstanding as of October 31, 1999.

          (ii)  Common  Stock.  100,000,000  shares  of Common  Stock,  of which
     __________   shares  were  issued  and   outstanding   as  of  October  31,
     1999.

(b) All outstanding shares of Common Stock are duly and validly authorized and issued, fully paid and nonassessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities and not in violation of any preemptive rights of stockholders of the Company or to any right of first refusal or other similar right in favor of any person. All shares of Common Stock issuable upon exercise of all options, warrants or other rights or agreements for the purchase or acquisition of Common Stock (including Additional Shares) have been duly reserved for issuance and, upon issuance thereof in accordance with the respective terms of their governing documents, will be duly and validly issued, fully paid and non-assessable.

(c) Except as disclosed in the Schedule of Exceptions there are no (i) outstanding options, warrants, rights (including conversion or preemptive rights) or agreements or obligations (contingent or otherwise) for the purchase, repurchase or acquisition or retirement of any shares of its capital stock or other interests therein, (ii) securities of the Company convertible into or exchangeable for any capital stock of the Company, (iii) commitments of the Company to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock in respect thereof, any evidences of indebtedness or assets, or (D) agreements to pay any dividend or make any other distribution in respect thereof. Between October 31, 1999 and the Closing Date, the Company has not issued any shares of capital stock or other securities other than upon conversion or exercise or otherwise as a result of conversion rights, options, warrants and other rights or agreements for the purchase of shares of capital stock that were outstanding as of October 31, 1999. The Company is not a party or subject to any agreement and, to the Company's knowledge, there is no agreement between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company.

4.8 Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company or any of its Subsidiaries is required in connection with (a) the execution, delivery and performance of this Agreement or any of the Ancillary Agreements, (b) the issuance, sale and delivery of the Common Shares and the Preferred Share, and
(c) the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements, except for (i) such filings required pursuant to applicable federal and state securities laws and blue sky laws, which filings will be effected within the required statutory period, and (ii) the HSR Approval.

4.9 Litigation. There is no action, suit, proceeding or investigation pending, or to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the right of the Company to enter into such Agreement or to consummate the transactions contemplated hereby, or that might result, either individually or in the aggregate, in a Material Adverse Effect or any change in the current equity ownership of the Company.

4.10  Certificate  of  Incorporation,  By-laws  and  Minutes.  The  Company  has heretofore made available to Mediacom true and complete copies of its Certificate of Incorporation and By-laws as in effect on the date hereof. The minute books of the Company and the Subsidiaries, which have been made available to Mediacom for inspection, contain true and complete records of all meetings and consents of the Board of Directors and stockholders of the Company and the Subsidiaries.

4.11 No Violation of Law. To the Company's knowledge, the Company and each Subsidiary is not in violation of and has not been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any governmental or regulatory body or authority, except for violations which, in the aggregate, do not have, and would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Subsidiary has received any written notice that any investigation or review with respect to it by any governmental or regulatory body or authority is pending or threatened, other than, in each case, those the outcome of which, as far as reasonably can be foreseen, would not reasonably be expected to have a Material Adverse Effect. The Company and each Subsidiary have all permits, licenses, franchises, variances, exemptions, orders and other governmental authorizations, consents and approvals necessary to conduct their businesses as presently conducted, except for those, the absence of which, alone or in the aggregate, would not have a Material Adverse Effect (collectively, the "Permits"). The Company and each Subsidiary (a) have duly and timely filed all reports and other information required to be filed with any governmental or regulatory authority in connection with its Permits, and (b) are not in material violation of the terms of any of its Permits, except for such omissions or delays in filings, reports or violations which, alone or in the aggregate, would not have a Material Adverse Effect.

4.12 Registration Rights. Except as set forth in the Schedule of Exceptions, the Company has not granted or agreed to grant any registration rights under any applicable securities laws to any person.

4.13 Intellectual Property. The Company and each Subsidiary owns or has the right to use the patents, unpatented inventions, trademarks, tradenames, service marks, service names, copyrights, trade secrets, know-how, design, process and other intangible assets (collectively, "Proprietary Assets") used in the business of the Company and the Subsidiaries free and clear of liens, claims, and encumbrances created outside of the ordinary course of business or identified in agreements referred to in the SEC Reports. Neither the Company nor any Subsidiary is knowingly violating or infringing the rights of others in any patent, unpatented invention, trademark, trade name, servicemark, copyright, trade secret, know-how, design, process or other intangible asset. The Company has not received any communications alleging that the Company (or any of its employees or consultants) has violated or infringed or, by conducting its business as proposed, would violate or infringe, any Proprietary Asset of any other person or entity. To the Company's knowledge, no third party has any ownership, right, title, interest, claim or lien on any of the Company's Proprietary Assets and the Company has taken, and in the future the Company will use its best efforts to take all steps reasonably necessary to preserve its legal rights in, and the secrecy of, all its Proprietary Assets, except those for which disclosure is required for legitimate business or legal reasons. Except as set forth in the Schedule of Exceptions, the Company has not granted, and, to the Company's knowledge there are not outstanding, any options, licenses or agreements of any kind relating to any Proprietary Asset of the Company, nor is the Company bound by or a party to any option, license or agreement of any kind with respect to any of its Proprietary Assets. Except as set forth on the Schedule of Exceptions, the Company is not obligated to pay any royalties or other payments to third parties with respect to the marketing, sale, distribution, manufacture, license or use of any of Proprietary Asset or any other property or rights.

4.14 Company SEC Reports. Since January 1, 1998, the Company has timely filed with the Securities and Exchange Commission (the "SEC") all reports, registrations and other documents, together with any amendments thereto, required to be filed under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act")(all such reports, registrations and documents filed with the SEC since January 1, 1998 are collectively referred to as the "Company SEC Reports"). As of their respective dates or such later date as the Company filed an amendment with the SEC, the Company SEC Reports complied in all material respects with all rules and regulations promulgated by the SEC and did not contain any untrue statement of a material fact or omit to state a material face required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. The consolidated financial statements of the Company (the "Company Financial Statements") included in the Company SEC Reports present fairly, in all material respects, the consolidated financial position of the Company and the Subsidiaries as of their respective dates and the results of their operations and cash flows for the fiscal years and periods covered in accordance with GAAP consistently applied and in accordance with Regulation S-X of the SEC (subject, in the case of unaudited interim period financial statements to normal recurring year-end adjustments which, individully or collectively, are not material). Without limiting the generality of the foregoing, (a) as of the date of the most recent balance sheet included in the Company Fiancial Statements, there was no material debt, liability or obligation of any nature not fully reflected or reserved in accordance with GAAP; and (b) there are no assets of the Company or any Subsidiary, the value of which (in the reasonable judgment of the Company) is materially overstated in the Company Financial Statements. Except as set forth in the Company SEC Reports, neither the Company nor any Subsidiary, to their knowledge, has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) other than liabilities and obligations which would not, individually or in the aggregate, have a Material Adverse Effect.

4.15 Brokers and Finders. The Company has not, directly or indirectly, employed any investment banker, broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement which would be entitled to any investment banking, brokerage, finder's or similar fee or commission in connection with this Agreement or the transactions contemplated hereby.

4.16 Year 2000 Issue. The Company has reviewed the effect of the Year 2000 Issue on the computer software used by the Company and the Subsidiaries in the business of the Company and the Subsidiaries, as well as those hardware and firmware systems and equipment containing embedded microchips owned or operated by the Company and the Subsidiaries or used or relied upon in the conduct of their business (including systems and equipment supplied by others or with which such computer systems of the Company and the Subsidiaries interface). The costs to the Company of any reprogramming required as a result of the Year 2000 Issue to permit the proper functioning of such systems and equipment and the proper processing of data, and the testing of such reprogramming, are not reasonably expected to have a Material Adverse Effect on the Company.

5. Representations and Warranties of Mediacom. Mediacom hereby represents and warrants to the Company that:

5.1 Authorization. Mediacom has full power and authority to enter into this Agreement, and such Agreement constitutes its valid and legally binding obligation, enforceable in accordance with its terms.

5.2 Purchase Entirely for Own Account. This Agreement is made with Mediacom in reliance upon Mediacom's representation to the Company, which by Mediacom's execution of this Agreement Mediacom hereby confirms, that the Common Shares to be received by Mediacom will be acquired for investment for Mediacom's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Mediacom has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Mediacom further represents that Mediacom does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Common Shares.

5.3 Disclosure of Information. Mediacom believes it has received all the information it considers necessary or appropriate for deciding whether to acquire the Common Shares. Mediacom further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities and the business, properties, prospects and financial condition of the Company. The foregoing, however, does not limit or modify the representations and warranties of the Company in Section 4 of this Agreement or the right of Mediacom to rely thereon.

5.4 Investment Experience. Mediacom acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Common Shares. Mediacom has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement. Mediacom has not been organized for the purpose of acquiring the Common Shares.

5.5 No Solicitation. Neither the offer nor the sale of the Common Shares to Mediacom has been accomplished by the publication of any form of advertisement or general solicitation.

5.6 Restricted Securities. Mediacom understands that the Common Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Mediacom represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

5.7 Legends. Mediacom acknowledges that the Common Shares, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

(a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT."

(b) "THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFER, REPURCHASE RIGHTS AND OTHER CONDITIONS CONTAINED IN THAT CERTAIN STOCKHOLDER AGREEMENT BETWEEN MEDIACOM LLC AND THE COMPANY, DATED NOVEMBER 4, 1999."

(c) Any legend required by the laws of the jurisdiction where Mediacom is domiciled or incorporated.

(d) Any legend required by the Blue Sky laws of any other state to the extent such laws are applicable to the shares represented by the certificate so legended.

6. Conditions to the First Closing, Second Closing and Third Closing; Covenants and Alternate Consideration

6.1 Conditions to the Company's Obligations. The obligations of the Company to issue the Common Shares shall be subject to the satisfaction of the following conditions as of the First Closing, the Second Closing and the Third Closing:

(a) Representations and Warranties. The representations and warranties of Mediacom contained in this Agreement shall be true and correct as of the First Closing Date, the Second Closing Date and the Third Closing Date with the same force and effect as though made as of each such respective Closing Date.

(b) Covenants. Mediacom shall have complied with all covenants and agreements required to be complied with by Mediacom hereunder and in the Affiliate Agreement.

(c) Compliance Certificate. The Company shall have received from an officer of Mediacom a certificate, dated as of the First Closing Date, the Second Closing Date, or the Third Closing Date, as the case may be, that the conditions specified in Sections 6.1(a) and 6.1(b) have been fulfilled.

(d) Consents and Approvals. Mediacom shall have obtained, made or given all consents, approvals, authorizations, licenses or orders of, registrations, qualifications, designations, declarations or filings with, or notice to any governmental entity or any other person to the extent necessary to be obtained, made or given by Mediacom in connection with the transactions contemplated hereby.

(e) No Injunction or Illegality. No injunction, order, decree or judgment shall have been issued by any court or other governmental entity and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any governmental entity and be in effect, which in each case restrains or prohibits any of the transactions contemplated hereby.

(f) Ancillary Agreements. Mediacom shall have executed and delivered to the Company the Ancillary Agreements and the Ancillary Agreements shall be in full force and effect.

(g) Delivery of Documents. The Company shall have received from Mediacom: incumbency certificates and such other evidence of corporate authority for the transactions contemplated hereby as the Company and its counsel shall reasonably request. The Company may conclusively rely on such documents.

(h) Celebratory Dinner. Solely as a condition to the First Closing, Rocco Commisso, the Chairman and Chief Executive Officer of Mediacom, shall have come to California for a celebratory dinner in his honor.

6.2 Conditions to Mediacom's Obligations. The obligations of Mediacom to consummate the First Closing, the Second Closing and the Third Closing shall be subject to the satisfaction of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct as of the First Closing Date, the Second Closing or the Third Closing Date, as the case may be, (other than representations and warranties made as of a specific date, which shall be true and correct as of the date specified), with the same force and effect as though such representations and warranties had been made as of each such respective Closing Date.

(b) Covenants. The Company shall have performed and complied with all covenants and agreements required to be performed or complied with by the Company hereunder and under the Ancillary Agreements.

(c) Compliance Certificate. Mediacom shall have received from an officer of the Company a certificate, dated as of the First Closing or Second Closing, as the case may be (and as to each issuance of Additional Shares, the date of issuance of such shares), that the conditions specified in Sections 6.2(a) and 6.2(b) have been fulfilled.

(d) Consents and Approvals. All consents, approvals, authorizations, licenses or orders of, registrations, qualifications, designations, declarations or filings with, or notice to any governmental entity or any other person necessary to be obtained, made or given in connection with the transactions contemplated hereby shall have been duly obtained, made or given and shall be in full force and effect.

(e) No Injunction or Illegality. No injunction, order, decree or judgment shall have been issued by any court or other governmental entity and be in effect, and no statute, rule or regulation shall have been enacted or promulgated by any governmental entity and be in effect, which in each case restrains or prohibits any of the transactions contemplated hereby.

(f) Ancillary Agreements. The Company shall have entered into each of the Ancillary Agreements and the Ancillary Agreements shall be in full force and effect.

(g) Share Certificates; Alternate Cash Consideration. Mediacom shall have received stock certificates of the Company representing the First Shares for the First Closing, the Second Shares for the Second Closing, or the Third Shares, or subject to Section 6.6, the Alternate Cash Consideration, for the Third Closing, in such denominations as may be requested by Mediacom.

(h) Delivery of Documents. Mediacom shall have received from the Company: (i) a copy of the Amended and Restated Certificate of Incorporation of the Company in effect at the time of the Closing, certified as having been filed with the Delaware Secretary of State, (ii) a copy of the By-laws of the Company in effect at the time of the Closing, certified as being true and correct by the Secretary of the Company, and (iii) incumbency certificates, board resolutions and such other evidence of corporate authority for the transactions contemplated hereby as Mediacom and its counsel shall reasonably request. Mediacom may conclusively rely on such documents.

(i) Opinion of Counsel. Mediacom shall have received an opinion from Latham & Watkins, corporate counsel to the Company, dated as of the First Closing Date, the Second Closing Date or the Third Closing Date, as the case may be, in form reasonably satisfactory to Mediacom.

6.3 Additional Conditions to the Second Closing. The obligations of the Company and Mediacom to consummate the Second Closing shall be subject to HSR Approval. The obligation of Mediacom to consummate the Second Closing shall also be subject to the Company's amending its Bylaws as set forth in Section 5.3 of the Stockholder Agreement.

6.4 HSR Filings. Each of the parties hereto covenants and agrees to use its reasonable commercial efforts to comply promptly with any applicable requirements under the HSR Act, and rules and regulations promulgated thereunder, relating to filing and furnishing of information to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("DOJ"), the parties' actions to include, without limitation, (a) filing or causing to be filed the Notification and Report (the "HSR Report") required to be filed by them, or by any other person that is part of the same "person" (as defined in the HSR Act) or any of them, and taking all other action required by the HSR Act; (b) coordinating the filing of such HSR Reports (and exchanging drafts thereof) so as to present both HSR Reports to the FTC and the DOJ within 10 business days after the date of execution of this Agreement, or as soon thereafter as reasonably practicable, and to avoid substantial errors or inconsistencies between the two in the description of the transaction; and (c) using their reasonable commercial efforts to comply with any additional request for documents or information made by the FTC or the DOJ or by a court and assisting the other party to so comply. Notwithstanding anything herein to the contrary, in the event that the consummation of the transactions contemplated under this Agreement is challenged by the FTC, the DOJ or any agency or instrumentality of the federal government by an action to stay or enjoin such consummation, then the parties shall cooperate with each other, as reasonably requested, until either party does not reasonably believe that there are reasonable grounds to contest such action, at which time such party shall have the right to terminate this Agreement and the Ancillary Agreements, unless the other party, at its sole cost and expense, elects to contest such action, in which case the noncontesting party shall cooperate with the contesting party and assist the contesting party, as reasonably requested, to contest such action until such time as any party terminates this Agreement under this Section. In the event that a stay or injunction is granted (preliminary or otherwise), then either party may terminate this Agreement by prompt written notice to the other. If any other form of equitable relief affecting any party is granted to the FTC, the DOJ or other such agency or instrumentality, then the noncontesting party may terminate this Agreement by prompt written notice to the other party. Upon any termination pursuant to this Section 6.4 other than as a result of a breach of this Agreement, no party shall have any further obligation or liability to the other party under this Agreement or the Ancillary Agreements. To effectuate the intent of the foregoing provisions of this Section 6.4, the parties agree to exchange requested or required information in making the filings and in complying as above provided, and the parties agree to take all reasonable steps to preserve the confidentiality of the information set forth in any filings.

6.5 Stockholder Approval. The Company covenants and agrees to submit to its stockholders for approval at the 2000 Annual Meeting of Stockholders, duly called and held as promptly as reasonably possible, but not later than March 31, 2000 (the "Stockholders Meeting"), and the Company will recommend to, and will use its best efforts to solicit and obtain from such stockholders, the approval of (a) the issuance of the Common Shares, as contemplated by this Agreement, but only in the event stockholder approval is necessary to issue the Third Shares in order to comply with the rules of the NASDAQ Stock Market ("Shareholder Approval") and (b) the election of Mediacom's designee to the Company's Board of Directors consistent with Mediacom's percentage ownership of the Common Stock, as set forth in Section 5 of the Stockholder Agreement. The Company shall timely prepare and file with the SEC a preliminary proxy statement in connection with the Stockholders Meeting, and shall endeavor to obtain prompt review of such proxy statement by the SEC, to respond to comments receive and to mail the definitive version thereof (together with any supplements thereto, the "Proxy Statement") promptly to its stockholders. The Proxy Statement will comply as to form in all material respects with all applicable rules and regulations under the Exchange Act . Copies of all preliminary proxy material to be submitted to the SEC, and all SEC responses, comments or inquiries related thereto shall be sent or communicated to Mediacom and its counsel sufficiently in advance of filing or other formal action with respect thereto to provide them with a reasonable opportunity to review and comment thereon.

6.6 Alternate Cash Consideration. In the event that, despite its best efforts, the Company shall not obtain Stockholder Approval, at the Third Closing the
Company shall deliver to Mediacom the Alternate Cash Consideration, at Mediacom's option, by the delivery of a certified or cashier's check or by federal wire transfer to an account designated by Mediacom.

6.7 Additional Shares. Solely as a condition to issuing Additional Shares, the Company shall be reasonably satisfied that Mediacom has made available for ISP Channel Services the number of Committed Homes Passed that requires the issuance of Additional Shares.

7.       Closing Dates.

7.1 First Closing. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6.1 and 6.2, the date and the time of the issuance and sale of the First Shares pursuant to this Agreement (the "First Closing") shall be 10:00 a.m., on November 3, 1999 at 650 Townsend Street, Suite 225, San Francisco, CA, or at such other date, time and place as the Company and Mediacom mutually agree upon orally or in writing (the "First Closing Date").

7.2 Second Closing. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6.1, 6.2, 6.3 and 6.4, the date and the time of the issuance and sale of the Second Shares pursuant to this Agreement (the "Second Closing") shall be no later than the fifth business day following HSR Approval at 650 Townsend Street, Suite 225, San Francisco, CA, or at such other date, time and place as the Company and Mediacom mutually agree upon orally or in writing (the "Second Closing Date").

7.3 Third Closing. Subject to the satisfaction (or waiver) of the conditions thereto set forth in Section 6, the date and the time of the issuance and sale of the Third Shares, or delivery of the Alternate Cash Consideration, pursuant to this Agreement (the "Third Closing") shall be within five business days after the earlier of (a) Stockholder Approval or (b) March 31, 2000, at 650 Townsend Street, Suite 225, San Francisco, CA, or at such later date, time and place as the Company and Mediacom mutually agree upon orally or in writing (the "Third Closing Date"); provided, that the Third Closing shall be unnecessary in the event Stockholder Approval is not required by Section 6.5.

8. Protective Provision. In the event ISP Channel, Inc. or the Company enter into agreements with any other cable operator that have, in the aggregate, terms, rates and conditions more favorable than set forth in this Agreement and the Ancillary Agreements, taken as a whole, then such party shall offer to Mediacom such set of terms, rates and conditions offered to the other cable operator; provided, however, that this provision shall not apply to agreements for test or demonstration purposes.

9.        Miscellaneous.

9.1      Survival of Representations and Warranties; Indemnity.

(a) The representations and warranties contained in this Agreement shall survive the execution and delivery of this Agreement regardless of any investigation made by or on behalf of either party hereto, until the fifth anniversary of the date hereof.

(b) The Company hereby agrees to indemnify, defend and hold harmless Mediacom, any affiliate of Mediacom, and any director, officer, employee, representative or agent of any of them (an "Indemnified Party") from and against, and agrees to pay or cause to be paid to such Indemnified Party the amounts ("Losses") equal to the sum of any and all claims, demands, costs, expenses or other liabilities of any kind that any Indemnified Party may incur or suffer, directly or indirectly, including without limitation the cost of investigation (including without limitation attorneys' fees) which arise out of, result from or relate to
(i) any misrepresentation or breach by the Company of any of its representations or warranties or covenants contained in this Agreement, or in any schedule, certificate, exhibit, or other instrument furnished by, or on behalf of, the Company under this Agreement or (ii) any claim by any stockholders of the Company arising under or in connection with this Agreement. Each Indemnified Party shall give prompt notice to the Company of the commencement of any suit, action or proceeding against such Indemnified Party in respect of which indemnity may be sought hereunder. The Company may, at its own expense, participate in and upon notice to the Indemnified Party, assume the defense any such suit, action or proceeding; provided that (A) the Company's counsel is reasonable satisfactory to such Indemnified Party and (B) the Company shall thereafter consult with such Indemnified Party upon such Indemnified Party's reasonable request for such consultation from time to time with respect to such suit, action or proceeding. If the Company assumes such defense, such Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Company. The Company shall be liable for the fees and expenses of counsel employed by such Indemnified Party for any period during which the Company has not assumed the defense thereof. Whether or not the Company chooses to defend or prosecute any claim, all of the parties hereto shall cooperate in the defense or prosecution thereof. The Company shall not be liable hereunder for any settlement effected without its consent or resulting from a proceeding against an Indemnified Party in which the Company was not permitted an opportunity to participate unless "*Filed separately with the Commission*" such settlement includes an unconditional release of the Company from all liability on claims that are the subject matter of such claim, litigation or proceeding, and (2) such settlement shall not require that the Company incur any obligation (monetary or otherwise) or forego any rights. The Company shall not effect any settlement relating to a proceeding against any Indemnified Party without the consent of such Indemnified Party (which consent shall not be unreasonably withheld) unless such settlement includes (as to such Indemnified Party) money damages only and an unconditional release of such Indemnified Party from all Losses related to such proceeding.

9.2 Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, or transmitted by facsimile (with request for immediate confirmation of receipt in a manner customary for communications of such type and with physical delivery of the communication being made by one of the other means specified in this Section as promptly as practicable thereafter). Such notices, demands and other communications shall be addressed as follows:

                  If to the Company:

                  SOFTNET SYSTEMS, INC.
                  650 Townsend Street, Suite 225
                  San Francisco, California  94103
                  Attn: Steven Harris, Secretary
                  Telephone: (415) 365-2500
                  Telecopy: (415) 365-2556

                  If to Mediacom

                  MEDIACOM LLC
                  100 Crystal Run Road
                  Middletown, NY 10941
                  Attention:        Rocco B. Commisso
                                    Chairman and Chief Executive Officer
                  Telephone:  (914) 695-2600
                  Telecopy:  (914) 695-2639
                  with a copy to:

                  Cooperman Levitt Winikoff Lester & Newman, P.C.
                  800 Third Avenue
                  New York, NY 10022
                  Attention: Robert L. Winikoff, Esq.
                  Telephone: (212)  688-7000
                  Telecopy: (212) 755-2839

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party (provided that notice of a change of address shall be effective only upon receipt thereof).

9.3 Expenses. The Company shall pay, and hold Mediacom harmless from and against liability for the payment of, stamp and other taxes which may be payable in respect of the execution and delivery of this Agreement or the delivery or acquisition of any Common Shares.

9.4 Remedies. The parties shall have all rights and remedies set forth in this Agreement and all rights which such holders have under any law. Any person having any rights under any provision of this agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The losing party shall pay the reasonable fees and expenses incurred by the prevailing party for the enforcement of the rights granted under this Agreement.

9.5 Entire Agreement; Waivers and Amendments. This Agreement (including the exhibits and schedules hereto and the documents and instruments referred to herein) contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior written or oral agreements and understandings with respect thereto. This Agreement may only be amended or modified, and the terms hereof may only be waived, by a writing signed by both parties hereto or, in the case of a waiver, by the party entitled to the benefit of the terms being waived.

9.6 Assignment; Binding Effect. This Agreement may not be assigned or delegated, in whole or in part, by either party hereto without the prior written consent of the other party hereto, except by operation of law in connection with a merger, consolidation or other reorganization or sale of all or substantially all of the assets of Mediacom; provided, that Mediacom may assign, in its sole discretion, all of its rights, interests and obligations under this Agreement to any buyer who assumes all of Mediacom's obligations under this Agreement and the Ancillary Agreements. Mediacom may assign any or all of its rights and obligations hereunder to its direct or indirect wholly-owned Subsidiaries if such Subsidiaries agrees in writing in form satisfactory to the Company to be bound by this agreement and make the representations and warranties hereunder to the same extent as Mediacom. In the event Mediacom assigns such rights to any such Subsidiary, such Subsidiary shall be deemed to be "Mediacom" for all purposes of this Agreement, and the Company shall re-issue the applicable Common Shares in the name of any such Subsidiary at the direction in writing by Mediacom. The assignment by Mediacom of any rights, interest or obligations under the Registration Rights Agreement to a transferee of the Unrestricted Shares acquired hereunder shall not affect or diminish the rights or obligations of Mediacom under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

9.7 Severability. In the event that any provision of this Agreement shall be declared invalid or unenforceable by a court of competent jurisdiction in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent declared invalid or unenforceable without affecting the validity or enforceability of the other provisions of this Agreement, and the remainder of this Agreement shall remain binding on the parties hereto.

9.8 Governing Law; Jurisdiction and Venue. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware, excluding the conflict of laws provisions thereof that would otherwise require the application of the law of any other jurisdiction. The parties hereto acknowledge and agree that the state and federal courts sitting in the State of Delaware shall have jurisdiction in any matter arising out of this Agreement, and the parties hereby consent to such jurisdiction and agree that the venue of any such matter shall also be proper in such state and federal courts sitting in the State of Delaware.

9.9 Captions. The Section and subsection headings in this Agreement are inserted for convenience of reference only, and shall not affect the interpretation of this Agreement.

9.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and both of which together shall be considered one and the same agreement.

                  IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed on its behalf as of the date first written above.



                               SOFTNET SYSTEMS, INC.


                         -------------------------------
                            By: Lawrence B. Brilliant
                         Title: Chief Executive Officer




                         MEDIACOM LLC

                         -------------------------------
                         By:
                         Title: